Exhibit 99.1
Gladstone Commercial Corporation Announces its Intention to Sell up to $50 Million in Senior
Common Stock
Gladstone Commercial Corporation (NASDAQ: GOOD) (the “Company”) announced today that it plans to commence a continuous private offering pursuant to which a dealer manager (the “Dealer Manager”) may enter into agreements with participating broker-dealers whereby the Company may issue a maximum of 3,333,333 shares of its senior common stock (the “Senior Common Stock”) at $15.00 per share. The offering of Senior Common Stock will be made on a “best efforts” basis by the Dealer Manager, which means that the participating broker-dealers will only be required to use their best efforts to sell the shares and will have no firm commitment or obligation to purchase any of the shares. The Company will also offer up to 500,000 shares of Senior Common Stock at $15.00 per share pursuant to a distribution reinvestment plan to those purchasers of Senior Common Stock who elect to participate in the plan. The net proceeds from the sale of the Senior Common Stock will be used for investment in additional properties and mortgage loans, to repay indebtedness, to potentially purchase shares of the Company’s preferred stock on the open market, or other general corporate purposes.
The Senior Common Stock will be a newly designated class of the Company’s common stock that will have priority over its existing common stock, which is listed on the NASDAQ Global Market under the symbol GOOD (the “Listed Common Stock”), with respect to payment of dividends. The dividend rate on the Senior Common Stock will be equal to $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month. The Senior Common Stock will rank equally with the Listed Common Stock with respect to distributions upon liquidation. The Senior Common Stock will be junior to the Company’s existing Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock, with respect to both payment of dividends and distribution upon liquidation. The Senior Common Stock will not be listed or traded on a national securities exchange or listed for quotation on a national market.
The offering is expected to continue until the earlier of the date that the entire $50 million of Senior Common Stock has been sold or November 19, 2011, although the Company’s board of directors may elect to extend the offering or terminate the offering earlier. After the fifth anniversary of the completion of the offering, the Senior Common Stock will be callable for redemption for cash at the Company’s option, in whole or in part, at a redemption price equal to $15.30 per share, plus accrued and unpaid dividends. In addition, holders of the Senior Common Stock will have the right, but not the obligation, following the fifth anniversary of the issuance of such shares proposed to be exchanged, to exchange any or all of their shares of Senior Common Stock for shares of Listed Common Stock. The exchange ratio will be calculated by dividing $15.00 (the sale price of the Senior Common Stock) by the greater of (i) the highest closing trading price of the Listed Common Stock during the offering period, (ii) the highest book value per share of the Listed Common Stock, as determined during the offering period, and (iii) $13.68.
Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.
The Senior Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Company plans to offer and sell the Senior Common Stock only to accredited investors pursuant to Regulation D promulgated under the Securities Act.
This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any of these securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
The statements in this press release regarding the proposed offering, the amount of proceeds expected from the offering and the estimated use of proceeds are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, among others, the overall receptiveness of prospective investors to the proposed offering and the terms of the Senior Common Stock, the Dealer Manager’s ability to engage sufficient participating broker-dealers to distribute the Senior Common Stock, the successfulness of the Dealer Manager and the participating broker-dealers in distributing the Senior Common Stock, and the Company’s ability to complete the offering. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed under the caption “Risk factors” of the Company’s Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on February 25, 2009 and the Company’s Form 10-Q for the quarter ended September 30, 2009 as filed with the SEC on November 4, 2009. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.